UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 27, 2026

Hashdex Nasdaq CME Crypto Index ETF

(Exact name of registrant specified in its charter)

Delaware	001-42511	33-2103856
(State or Other Jurisdiction Of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19 West 44th Street, Suite 200

New York, NY 10036

(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code: (866) 403-5272

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Shares of Beneficial Interest of Hashdex Nasdaq CME Crypto Index ETF	NCIQ	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 - Entry into a Material Definitive Agreement.

On February 24, 2026, Hashdex Nasdaq CME Crypto Index ETF (the “Trust”) and Hashdex Asset Management Ltd., as sponsor of the Trust (the “Sponsor”), entered into Amendment #1 (the “Amendment”) to the Authorized Participant Agreement, dated as of January 14, 2025 (the “AP Agreement”), with Virtu Americas LLC (“Virtu”).

The Amendment modifies the AP Agreement to permit Virtu to effectuate the creation or redemption of Creation Units through in-kind transfers of digital assets, in addition to the existing cash creation and redemption procedures. The Amendment also replaces the Procedures Handbook under the AP Agreement in its entirety to reflect updated procedures for both cash and in-kind transactions. The Trust’s ability to conduct in-kind creation and redemption transactions was previously disclosed in Prospectus Supplement No. 12 dated November 12, 2025, filed under Rule 424(b)(3) (Registration No. 333-280990).

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Amendment #1 to the Authorized Participant Agreement, dated as of February 24, 2026, by and among Virtu Americas LLC, Hashdex Nasdaq CME Crypto Index ETF, and Hashdex Asset Management Ltd.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 27, 2026	HASHDEX NASDAQ CME CRYPTO INDEX ETF

	By:	/s/ Samir Elias Hachem Kerbage
	Name:	Samir Elias Hachem Kerbage
	Title:	Director of the Sponsor (Principal Finance Officer and Principal Accounting Officer)

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